EXHIBIT 4.8
                                  -----------

                                                                [EXECUTION COPY]

                                 AMENDMENT NO. 1


     AMENDMENT NO. 1 dated as of June 19, 1998, between CANANDAIGUA BRANDS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     The Borrower, the Subsidiary Guarantors, certain lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 1997 (the "Credit Agreement"). The Obligors and the Administrative Agent (the Administrative Agent having been previously authorized by the Required Lenders under the Credit Agreement) wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

     SECTION 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

     SECTION 2. AMENDMENTS. Subject to the execution and delivery hereof by each of the parties hereto, the Credit Agreement shall be amended as follows:

     2.01. The  definitions of "Excess Cash Flow" and "Fixed Charges" in Section
1.01 of the Credit Agreement are hereby amended in their entirety to read as follows:

          "Excess Cash Flow" means, for any fiscal year, the sum of (a) Adjusted Cash Flow for such fiscal year (determined without regard to the Adjustment Amount) minus (b) Fixed Charges for such fiscal year plus (c) the sum (if positive), or minus the sum (if negative), of the aggregate amount of "change in operating assets and liabilities, net of effects from purchases of businesses" as set forth on the consolidated statements of cash flows for the Borrower and its Subsidiaries for such fiscal year, excluding, however, any portion of such amount attributable to non-cash adjustments (other than any non-cash adjustments related to Acquisitions) plus (d) the aggregate amount (if positive), or minus the aggregate amount (if negative), of "(repayment of) proceeds from notes payable, short-term borrowings" as set forth on the consolidated statements of cash flows for the Borrower and its Subsidiaries for such fiscal year (excluding borrowings the proceeds of which are applied to make Restricted Payments permitted under Section 7.05(b) and excluding also the repayment of short-term borrowings from the proceeds of an Equity Issuance or Debt Incurrence).

          "Fixed Charges" means, for any period, the sum, for the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in

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     accordance with GAAP),  of the following:  (a) all payments of principal of
     Indebtedness scheduled to be made during such period plus (b) all Interest Expense for such period plus (c) the aggregate amount of federal and state taxes paid during such period to the extent that net operating income for such period pursuant to clause (a) of the definition of "Operating Cash Flow" in this Section has been calculated before giving effect to such taxes plus (d) the aggregate amount of Restricted Payments made pursuant to
     Section 7.05 (other than pursuant to clause (a)(i) thereof or pursuant to paragraph (b) thereof) during such period.

     2.02. Section 2.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(b)   Intentionally   Left  Blank.   This   paragraph  (b)  has  been
     intentionally left blank".

     2.03. A new Section 4.18 is hereby added to the Credit Agreement to read as follows:

          "SECTION 4.18. Year 2000 Issues. Any reprogramming required to permit the proper functioning, prior to, during and following the year 2000, of
     (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed consistent with prudent operating practices. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) will not be material in amount."

     2.04. Section 6.08 of the Credit Agreement is hereby amended by adding a new sentence at the end thereof to read as follows:

          "In addition to the foregoing, the proceeds of Tranche II Loans may be used to finance the repurchase of shares of stock of the Borrower permitted under Section 7.05."

     2.05. Section 7.05(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(b)  The  Borrower  may  make  Restricted   Payments   consisting  of
     repurchases of its capital stock, provided that:

               (i) the aggregate amount of all such Restricted Payments made during the term of this Agreement shall not exceed $100,000,000;

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               (ii) after  giving  effect to any such  Restricted  Payment,  the
          Borrower  shall be in compliance,  on a pro forma basis,  with Section
          7.08 during the four quarter period most-recently ended under the assumption that such Restricted Payment, and any related borrowing, shall have been made or incurred at the beginning of such period (and, to the extent requested by the Administrative Agent, the Borrower shall have delivered a calculation demonstrating such pro forma compliance satisfactory to the Administrative Agent); and

               (iii) the Borrower will not make any Restricted Payment under this paragraph (b) unless at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing."

     SECTION 3. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                             CANANDAIGUA BRANDS, INC.

                                             By: /s/ Thomas S. Summer
                                                 -----------------------------
                                              Title: SR. Vice President and
                                                     Chief Financial Officer


                                             BATAVIA WINE CELLARS, INC.
                                             CANANDAIGUA EUROPE LIMITED
                                             CANANDAIGUA WINE COMPANY, INC
                                             ROBERTS TRADING CORP.

                                             By: /s/ Thomas S. Summer
                                                 -----------------------------
                                              Title: Treasurer


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                                             BARTON INCORPORATED
                                             BARTON BRANDS, LTD.
                                             BARTON BEERS, LTD.
                                             BARTON BRANDS OF CALIFORNIA, INC.
                                             BARTON BRANDS OF GEORGIA, INC.
                                             BARTON DISTILLERS IMPORT CORP.
                                             MONARCH IMPORT COMPANY
                                             STEVENS POINT BEVERAGE CO.
                                             THE VIKING DISTILLERY, INC.

                                             By: /s/ Robert Sands
                                                 -----------------------------
                                              Title: Vice President


                                             BARTON FINANCIAL CORPORATION

                                             By: /s/ David S. Sorce
                                                 -----------------------------
                                              Title: Vice President


                                             THE CHASE MANHATTAN BANK, as
                                              Administrative Agent

                                             By: /s/ Carol A. Ulmer
                                                 -----------------------------
                                              Title: Vice President